Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Grilled Cheese Truck, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2014	By:	/s/ Robert Y. Lee
Robert Y. Lee
Interim Chief Executive Officer (principal executive officer)

Dated: April 15, 2014	By:	/s/ Peter Goldstein
Peter Goldstein Interim Chief Financial Officer
(principal financial officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to The Grilled Cheese Truck, Inc. and will be retained by The Grilled Cheese Truck, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.